Exhibit 99.1



                       Summary of Compensation Information

Name                             Previous Annual Salary    New Annual Salary
-------------------------------------------------------------------------------
Philip J. Schoonover                    $700,000                  $725,000
Michael E. Foss                         $525,000                  $550,000

Mr. Schoonover's target bonus percentage will increase from 80% of his base salary to 90% of his base salary. Mr. Foss' target bonus percentage will continue to be 80% of his base salary.